UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2013, William W. Moreton, President and Co-Chief Executive Officer of Panera Bread Company (the “Company”), advised the Board of Directors of the Company (the “Board”) that he will transition from his position as President and Co-Chief Executive Officer, effective August 1, 2013.
In connection with the foregoing, the Company announced on April 23, 2013 that the Board had approved a transition plan, pursuant to which Mr. Moreton would assume the position of Executive Vice Chairman of the Board and Mr. Shaich would continue to serve as Chairman and Chief Executive Officer of the Company. Mr. Moreton has been nominated for re-election as a Class III director of the Board at the Company's 2013 Annual Meeting of Stockholders, which will take place on May 22, 2013.
A copy of the press release of the Company announcing the transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated April 23, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	April 23, 2013	By:	/s/ SCOTT G. BLAIR
		Name:	Scott G. Blair
		Title:	Senior Vice President, Chief Legal Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release, dated April 23, 2013

Exhibit 99.1
PRESS RELEASE